SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERITRADE HOLDING CORPORATION

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Filed by Ameritrade Holding Corporation Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: Ameritrade Holding Corporation Commission File No.: 000-49992

This filing consists of a joint communication by Ameritrade Holding Corporation and TD Waterhouse Group, Inc. to associates of Ameritrade and TD Waterhouse on October 28, 2005.

TD Ameritrade Integration Planning Update
Issue No. 8
October 28, 2005
Business Unit Announcements
This week, Ameritrade and TD Waterhouse1 communicated a number of operational, geographic, and staffing decisions to directly affected associates. These groups include:
•	Yorkview Call Center

•	Private Client Services (PCS)

•	Branches
A high-level overview of the information communicated to these groups is provided below. As always, please keep in mind these decisions are contingent on the close of the acquisition. Until that time, Ameritrade and TD Waterhouse must continue to operate as competitors.
Yorkview Call Center
•	Following an extensive review of the Yorkview call center in London, Ontario, the decision has been made to have these associates serve TD Waterhouse clients until September 30, 2006, to support the transition to the new TD Ameritrade.

•	During the period between deal close and September 30, the Yorkview call center’s relationship with TD Ameritrade will be similar to its current relationship with TD Waterhouse. Associates working from the Yorkview call center will continue to be employed by TD Bank Financial Group, but will service legacy TD Waterhouse clients.

•	Following the close of the acquisition, we initially expect to add positions at the Yorkview call center based on seasonality. As we begin to see a seasonal slowdown, and as the call centers in Omaha, Nebraska and Fort Worth, Texas begin to take on more call volume, TD Ameritrade will need fewer employees at Yorkview. Most of the reductions will be absorbed through normal attrition and employees moving to other internal positions.

•	The extended closure date will provide an opportunity to place more of the Yorkview associates within other areas of TD Bank.
Private Client Services
•	The functions of TD Waterhouse’s PCS group, which provides service and support to the firm’s high-value clients, will eventually be transitioned to Fort Worth.

•	We expect to maintain PCS in Jersey City, New Jersey and San Diego, California for at least six months following the close of the acquisition.

•	PCS associates will be given the opportunity to express interest in management and non-management opportunities in Fort Worth.
Branches
•	The Branch Sales Support team for TD Ameritrade will be based in Jersey City and Omaha.

•	The group will be broken down into two main functions: training and sales support.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and TD Waterhouse and must not be communicated outside of either firm.

•	Existing Branch Sales Strategy associates will be given the opportunity to express interest in management and non-management opportunities in Jersey City and Omaha.

•	The branch footprint in the new TD Ameritrade will be segmented into four regions: North, South, East and West.

•	Further decisions about the Branch network will be announced before the closing date.
Leadership Announcements
•	This week technology associates at both firms learned of additional leadership announcements for the combined Company’s technology group. The individuals listed below will report to Jerry Bartlett following the close of the acquisition:
•	Tate DeCray, Ameritrade’s current Director of Client Facing Systems, has been selected to serve as Vice President of Trading Applications Development for TD Ameritrade, responsible for the development and maintenance of applications that directly support clients and their ability to manage their investment needs.

•	Bill Edwards, Ameritrade’s current Vice President of Information Security, has been selected to serve as Chief Security Officer for TD Ameritrade, responsible for physical and information security, in addition to business continuity planning.

•	Kevin Finn, TD Waterhouse’s current Senior Vice President of Product, has been selected to serve as Vice President of Client Delivery for TD Ameritrade, responsible for requirements definition, enterprise program management and quality assurance.

•	Jim Grech, TD Waterhouse’s current Senior Vice President of Technology Services, has been selected to serve as Vice President of Engineering and Operations for TD Ameritrade, responsible for ensuring that the company meets availability goals, creating our data center strategy and delivering a service-orientated infrastructure.

•	Gary Greenwald, Ameritrade’s current Vice President of Application Engineering and Operations, has been selected to serve as Chief Technology Officer for TD Ameritrade, responsible for architecture, technology strategy and expense control.

•	M.C. Sankar, Ameritrade’s current Director of Enterprise Business Insight, has been selected to serve as Vice President of Enterprise Applications Development for TD Ameritrade, responsible for financial and Human Resources applications as well as business intelligence and database analysis and development.
Stress Management
We know that everyone is working hard to close the deal, plan the integration and continue to perform their day-to-day job responsibilities, and many of us may be feeling some level of uncertainty about how the new organization will look and operate. So it’s not surprising to find our stress level rising from time-to-time.

Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and TD Waterhouse and must not be communicated outside of either firm.

Although it isn’t possible to change the stressful nature of the work we’re doing, it is possible to learn to manage our stress. As a reminder, both Ameritrade and TD Waterhouse offer Employee Assistance Programs (EAP) for help in dealing with stress. If you’d like to talk with someone about your situation or need some help in managing your stress, please contact your Human Resources representative or your company’s EAP. If you’re an Ameritrade associate call Alegent Health EAP at (888) 847-4975 or visit the Web site through the link on Athena in the quick links section. If you’re a TD Waterhouse associate call LifeWorks at (888) 456-1324 or visit www.lifeworks.com (User ID: wis, Password: 5191).
Please watch for additional information in the coming weeks. As always, please continue to submit your questions and thoughts through Zoomerang.

[1] Refers to TD Bank Financial Group’s U.S. brokerage business, TD Waterhouse Group, Inc.
Safe Harbor
This document contains forward-looking statements that involve risks and uncertainties. For example, statements related to expected impact on and location of TD Waterhouse’s private client services and branch sales support team following the closing, operations of the Yorkview call center, and TD Ameritrade leadership plans for the technology group and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated integration of TD Ameritrade; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission, including Ameritrade’s most recent form 10-K and 10-Q.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a preliminary proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) on September 12, 2005. Ameritrade will also file a definitive proxy statement and relevant documents with the SEC in connection with the proposed transaction. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and TD Waterhouse and must not be communicated outside of either firm.

Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement of Ameritrade described above. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and TD Waterhouse and must not be communicated outside of either firm.